UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

ROCKET LAB USA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39560	98-1550340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3881 McGowen Street
Long Beach, California		90808
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 714 465-5737

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RKLB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 25, 2024, the Company issued a press release announcing that it had finalized a $23.9 million award from the U.S. Department of Commerce under the CHIPS and Science Act. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 (the “Section”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On November 22, 2024, SolAero Technologies Corp. (“SolAero”), a wholly-owned subsidiary of Rocket Lab USA, Inc. (the “Company”), entered into a Direct Funding Agreement (the “Funding Agreement”) with the United States Department of Commerce (the “Department”), an agency of the United States of America, acting by and through the Secretary of Commerce, pursuant to which SolAero may, subject to the terms of the Funding Agreement, receive funding in an aggregate principal amount of up to $23.9 million (the “Award Funds”) under the CHIPS and Science Act. SolAero will use the Award Funds to develop its compound semiconductor manufacturing capability and capacity at its Albuquerque, New Mexico facility (the “Project”). The Award Funds shall be disbursed in accordance with a milestone schedule, whereby SolAero shall receive a portion of the Award Funds in connection with each phase of the Project. In connection with the Funding Agreement, the Company entered into a Guarantee and Equity Contribution Agreement (the “Guarantee”) with the Department pursuant to which the Company, among other things, guaranteed SolAero’s obligations to the Department under the Funding Agreement and also agreed to contribute at least $32 million in equity to SolAero over time so that SolAero can have the capital necessary to complete construction of the Project.

In connection with the Funding Agreement, all assets acquired or improved in whole or in part by SolAero with Award Funds shall be held in trust by SolAero for the benefit of the Department. The Company and SolAero are also subject to certain restrictions on their respective operations, including restrictions on SolAero entering into certain partnerships or joint ventures or merger transactions, acquiring certain equity interests, disposing of certain property or making capital contributions to any other person, and, other than certain exceptions, stock buybacks and payment of dividends by the Company, in each case unless the Department has provided its prior written consent.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release of Rocket Lab USA, Inc., dated November 25, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET LAB USA, INC.

Date:	November 29, 2024	By:	/s/ Arjun Kampani
Arjun Kampani Senior Vice President, General Counsel, and Corporate Secretary